For the fiscal period ended 12/31/03
File number 811-7064

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.   The Target Portfolio Trust - International Bond Portfolio (FFTW)

1.   Name of Issuer
	Bank Nederlandse Gemeenten

2.   Date of Purchase
	01/28/03

3.   Number of Securities Purchased
	6,502.145 shares

4.   Dollar Amount of Purchase
	$650,000

5.   Price Per Unit
	$99.967

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	HSBC, JPM, UBSW

7.   Other Members of the Underwriting Syndicate
	None